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                                                                   EXHIBIT 10.12



                                  RYERSON TULL
                          DIRECTORS' COMPENSATION PLAN

                                   SECTION 1

                                    General

     1.1. Purpose and Effective Date. The Ryerson Tull Directors' Compensation Plan (the "Plan") has been established by Ryerson Tull, Inc. (the "Company") to provide an alternative method of compensating those directors of the Company who do not otherwise receive compensation as employees of the Company or its affiliates in order to aid the Company in attracting and retaining as directors persons whose abilities, experience and judgment can contribute to the continued progress of the Company and to facilitate the directors' ability to acquire a proprietary interest in the Company. The Plan shall be effective upon the consummation of the initial public offering of Class A Common Stock, $1.00 par value per share, of the Company ("Stock"), which date shall be the "Effective Date" of the Plan as set forth herein.

     1.2. Participation. Only Non-Employee Directors of the Company shall be eligible to participate in the Plan. As of any applicable date, a "Non-Employee Director" is a person who is serving as a director of the Company who is not an employee of the Company or any affiliate of the Company as of that date.

     1.3. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in a committee of the Board of Directors of the Company (the "Board") which committee (the "Committee") shall have such authorities as delegated to it from time to time by the Board.
Subject to the limitations of the Plan and any limitations on authorities imposed on the Committee by the Board, the Committee shall have the sole and complete authority to:

     (a) interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;

     (b) correct any defect or omission and reconcile any inconsistency in the Plan or in any payment made hereunder; and

     (c) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.
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The Committee's determinations on matters within its control shall be conclusive and binding on the Company and all other persons. Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan in a manner inconsistent with the exempt status of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") as then in effect.

     1.4. Shares Subject to the Plan. The shares of Stock which shall be available for distribution pursuant to the Plan shall be either authorized and unissued shares or treasury shares (including, in the discretion of the Company, shares purchased in the open market). The number of shares of Stock to be distributed pursuant to Non-Employee Directors' elections to receive shares of Stock in lieu of Cash Retainers (as described in subsection 2.1) shall be determined in accordance with Section 2. The number of shares of Stock to be distributed pursuant to Non-Employee Directors' Deferral Elections (as described in Section 3) shall be determined in accordance with Section 3. The aggregate number of shares of Stock which are available for issuance under the Plan shall be 100,000; provided, however, that:

     (a) in the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, the number and kind of shares of Stock available for awards under the Plan shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment;

     (b) in determining what adjustment, if any, is appropriate pursuant to paragraph (a), the Committee may rely on the advice of such experts as it deems appropriate, including counsel, investment bankers and the accountants of the Company; and

     (c) no fractional shares shall be granted or authorized pursuant to any adjustment pursuant to paragraph (a), although cash payments may be authorized in lieu of fractional shares that may otherwise result from such an equitable adjustment.

Except to the extent otherwise determined by the Committee, any shares of Stock issued pursuant to subsection 2.1 that terminate without vesting, shall become available for future awards of Stock under the Plan.

     1.5. Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation
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to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the delivery of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. If the redistribution of shares is restricted pursuant to this subsection 1.5, the certificates representing such shares may bear a legend referring to such restrictions.

     1.6. Director and Shareholder Status. The Plan will not give any person the right to continue as a director of the Company, or any right or claim to any benefits under the Plan unless such right or claim to any benefits has specifically accrued under the terms of the Plan. Participation in the Plan and any right to accrued benefits shall not create any rights in a director (or any other person) as a shareholder of the Company until shares of Stock are registered in the name of the director (or such other person).

     1.7. Definition of Fair Market Value. The "Fair Market Value" of a share of Stock on any date shall be equal to the average of the high and low prices of a share of Stock reported on the New York Stock Exchange Composite Transactions for the applicable date or, if there are no such reported trades for such date, for the last previous date for which trades were reported.

     1.8. Source of Payments. Except for Stock actually delivered pursuant to the Plan, the Plan constitutes only an unfunded, unsecured promise of the Company to make payments or awards to directors (or other persons) or deliver Stock in the future in accordance with the terms of the Plan.

     1.9. Nonassignment. Neither a director's nor any other person's rights to payments or awards under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the director.

     1.10. Elections. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at the Company's principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled thereto.
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                                   SECTION 2

                         Payment of Retainer; Election
                      to Receive Stock in Lieu of Retainer


     2.1. Payment of Retainer. Subject to the terms and conditions of the Plan, for each Award Year (as defined below), each individual who is a Non-Employee Director during such Award Year shall be paid a retainer in an amount determined from time to time by the Board (the "Retainer") in accordance with and subject to the following:

     (a) For each Award Year, a "Cash Retainer" shall be payable to each individual who is a Non-Employee Director during such Award Year, subject to the following:

          (i) The amount of the Cash Retainer payable to a Non-Employee Director for any Award Year shall be one-half of the Retainer for the Award Year and shall be paid in quarterly installments on the last day of each Fiscal Quarter (as defined below), beginning with the last day of the Fiscal Quarter in which the first day of the Award Year occurs and ending with the earlier of (A) the last day of the Fiscal Quarter in which the Non-Employee Director's service as a Non-Employee Director terminates for any reason, or (B) the last day of the first Fiscal Quarter ending after the last day of the Award Year.

          (ii) The amount of each quarterly installment of the Cash Retainer for an Award Year payable to a Non-Employee Director shall be equal to the product of (A) the Cash Retainer, multiplied by (B) a fraction, the numerator of which is the number of months, or any portion thereof, during such Fiscal Quarter during which the individual served as a Non-Employee Director, and the denominator of which is twelve.

     (b) For each Award Year, a "Stock Retainer" shall be payable to each individual who is a Non-Employee Director during such Award Year, subject to the following:

          (i) The amount of the Stock Retainer payable to a Non-Employee Director for an Award Year shall be equal to the product of (A) one-half of the Retainer for the Award Year, multiplied by (B) a fraction, the numerator of which is the number of months or any portion thereof
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                remaining in the Award Year as of the Issue Date (as defined below) and denominator of which is 12.

          (ii) The Stock Retainer payable to a Non-Employee Director for any Award Year shall be paid as of the Issue Date in the form of shares of Class A Common Stock of the Company having a Fair Market Value (determined as of the Issue Date) equal to the amount of the Stock Retainer payable to the Non-Employee Director for the Award Year, which shares shall be subject to forfeiture and transfer restrictions until earned as described in this paragraph (b) ("Restricted Stock").

          (iii) The shares of Restricted Stock awarded to a Non-Employee Director for an Award Year pursuant to this paragraph (b) shall be earned by him or her and the restrictions on such shares shall lapse in quarterly installments on the last day of each Fiscal Quarter, beginning with the last day of the Fiscal Quarter in which the first day of the Award Year occurs and ending with the earlier of (A) the last day of the Fiscal Quarter in which the Non-Employee Director's service as a Non-Employee Director terminates for any reason, or (B) the last day of the first Fiscal Quarter ending after the last day of the Award Year. Any shares of Restricted Stock which are not earned by a Non-Employee Director as of the last day of the Fiscal Quarter in which his or her service as a Non-Employee Director terminates shall be forfeited.

          (iv) The number of shares of Restricted Stock for any Award Year which are earned by a Non-Employee Director for any Fiscal Quarter shall be equal to the product of (A) the total number of shares of Restricted Stock awarded to him or her for the Award Year, multiplied by (B) a fraction, the numerator of which is the number of months, or any portion thereof, during such Fiscal Quarter during which the individual served as a Non-Employee Director, and the denominator of which is twelve. In the event that this subparagraph (iv) results in a fractional share of Restricted Stock being earned as of the last day of a Fiscal Quarter, the Fair Market Value of any such fractional share shall be paid in cash as soon as
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                practicable after the last day of the Fiscal Quarter.

For purposes of the Plan:

     (1) The term "Fiscal Quarter" shall mean each calendar quarter ending after the regular annual meeting of shareholders of the Company (an "Annual Meeting") occurring in 1997.

     (2) The term "Award Year" shall mean the 12-consecutive-month period commencing as of the first day of the first calendar month following the date of the Annual Meeting occurring in 1997 and each 12-consecutive-month period commencing as of the first day of the first calendar month following each Annual Meeting thereafter.

     (3) The term "Issue Date" shall mean (A) in the case of an individual who was a Non-Employee as of the first day of the Award Year, the first day of the Award Year, or (B) in the case of an individual who becomes a Non-Employee Director during the Award Year but after the first day thereof, the first day of the month coincident with or next following the date on which such individual first becomes a Non-Employee Director.

Notwithstanding the foregoing, the Board, in its sole discretion, may determine that an Award Year of less than 12 months is appropriate, in which case, the amount of the Retainer for such Award Year and the period over which such Retainer is paid or earned shall be equitably adjusted as determined by the Board.

     2.2. Election to Receive Stock. Subject to the terms and conditions of the Plan, each Non-Employee Director may elect to forego receipt of all or any portion of the Cash Retainer otherwise payable to him or her following the Effective Date and instead to receive whole shares of Stock of equivalent value to the Retainer so foregone (determined in accordance with subsection 2.4). A Non-Employee Director's election under this subsection 2.2 to have all or any portion of his or her Cash Retainer paid in shares of Stock shall be valid only if it is in writing, signed by the Non-Employee Director, and filed with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee.

     2.3. Revocation of Election to Receive Stock. Once effective, a Non-Employee Director's election pursuant to subsection 2.2 to receive Stock in lieu of his or her Cash Retainer shall remain in effect for successive calendar years until it is revised or revoked. Any such revision or revocation shall be in writing, signed by the Non-Employee Director and filed with the Committee and shall be effective for the calendar year next following the date on which it is received by the Committee, or such later date specified in such notice.

     2.4. Equivalent Amount of Stock. The number of whole shares of Stock to be distributed to any Non-Employee Director by reason of his or her election pursuant to subsection 2.2 to receive Stock in lieu of his or her Cash Retainer shall be equal to:

     (a) the dollar amount of the Cash Retainer which the Non-Employee Director has elected to have paid to him or her in shares of Stock;

          DIVIDED BY

     (b) the Fair Market Value of a share of Stock as of the date on which such Cash Retainer (or portion thereof) would otherwise have been payable to the Non-Employee Director.

The Fair Market Value of any fractional share shall be paid to the Non-Employee Director in cash.


                                   SECTION 3

                               Deferral Elections


     3.1. Deferrals. Subject to the terms and conditions of the Plan, each Non-Employee Director may elect to defer the receipt of all or any portion of the Retainer and Eligible Fees (as defined below) otherwise payable to or, in the case of the Stock Retainer, earned by him or her, for periods on or after the Effective Date. A Non-Employee Director may elect the deferral described in the preceding sentence by filing a written "Deferral Election" with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee. A Non-Employee Director's Deferral Election shall specify the portion of his or her Retainer and Eligible Fees (including any portion of his or her Stock Retainer or any portion of his or her Cash Retainer that he or she has elected to receive in Stock pursuant to subsection 2.2) to be deferred and the future date as of which distribution of the deferred amounts is to be made in accordance with the terms and conditions of the Plan (the "Distribution Date"). If no Distribution Date is specified in a Non-Employee Director's Deferral Election, the Distribution Date shall be deemed to be the first business day in January of the year following the date on which the Non-Employee Director ceases to be a director of the Company for any reason. A Non-Employee Director's Deferral Election shall be effective with respect to the portion of his or her Retainer and Eligible Fees otherwise payable to or, in the case of the Stock Retainer, earned by him or her for services rendered after the last day of the calendar year in which such election is filed with the Committee; provided, however, that:

     (a) a Deferral Election which is filed within 30 days of the date on which a director first becomes a Non-Employee Director shall be effective with respect to all Eligible Fees and Retainer otherwise payable to or, in the case of the Stock Retainer, earned by him or her after the date of the Deferral Election; and

     (b) by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, a Non-Employee Director may terminate or modify any Deferral Election as to his or her Retainer and Eligible Fees payable to or, with respect to the Stock Retainer, earned by him or her for services rendered after the last day of the calendar year in which such notice is filed with the Committee; provided, however, that no modification may be made to the Distribution Date unless the Non-Employee Director shall file such notice with the Committee at least one year prior to the Distribution Date.

Notwithstanding the provisions of paragraph (b) next above, the Committee may, in its sole discretion, after considering all of the pertinent facts and circumstances, approve a change to the Distribution Date which is requested by a Non-Employee Director less than one year prior thereto. For purposes of the Plan, the term "Eligible Fees" means the meeting fees, committee fees and committee chair fees (and does not include any portion of the Retainer) that would otherwise be payable to the Non-Employee Director by the Company as established, from time to time, by the Board or any committee thereof.

     3.2. Crediting and Adjustment of Deferred Amounts. The amount of any Retainer and Eligible Fees deferred pursuant to subsection 3.1 ("Deferred Compensation") shall be credited to a bookkeeping account maintained by the Company in the name of the Non-Employee Director (the "Deferred Compensation Account"), which account shall consist of two subaccounts, the "Company Stock Subaccount" and the "Cash Subaccount." The amount, if any, of the Stock
Retainer or the Cash Retainer that the Non-Employee Director has elected to receive in Stock pursuant to subsection 2.2 and with respect to which he or she has filed a Deferral Election pursuant to subsection 3.1 shall be credited to his or her Company Stock Subaccount. Any other Deferred Compensation shall be credited to his or her Cash Subaccount. A Non-Employee Director's Deferred Compensation Account shall be adjusted as follows:
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     (a)  As of the first day of each calendar quarter (which dates are referred to herein as "Accounting Dates"), the Non-Employee Director's Cash Subaccount shall be adjusted as follows:

          (i) first, the amount of any distributions made since the last preceding Accounting Date and attributable to the Cash Subaccount shall be charged to the Cash Subaccount;

          (ii) next, the balance of the Cash Subaccount after adjustment in accordance with subparagraph (i) next above shall be credited with interest since the last preceding Accounting Date computed at the prime rate as reported by The First National Bank of Chicago (or its successor) for such date or, if such date is not a business day, for the next preceding business day;

          (iii) finally, after adjustment in accordance with the foregoing provisions of this paragraph (a), the Cash Subaccount shall be credited with the portion of the Deferred Compensation otherwise payable to the Non-Employee Director since the last preceding Accounting Date which is to be credited to the Cash Subaccount.

     (b) The Non-Employee Director's Company Stock Subaccount shall be adjusted as follows:

          (i) as of any date on or after the Effective Date on which any portion of a Non-Employee Director's Retainer would have been payable to the Non-Employee Director in Stock but for his or her Deferral Election, the Company Stock Subaccount shall be credited with a number of "Stock Units" equal to the number of shares of Stock (including any fractional shares) to which he or she would have been entitled pursuant to Section 2;

          (ii) as of the date on which shares of Stock are distributed to the Non-Employee Director in accordance with subsection 3.3 below, an equal number of Stock Units will be subtracted from the Company Stock Subaccount; and

          (iii) as of the record date for any dividend paid on Stock, the Company Stock Subaccount shall be credited with that number of additional Stock Units which is equal to the number obtained by multiplying the number of Stock Units then credited to the Company Stock Subaccount by the amount of the cash dividend or the fair market value (as determined by the Board) of any dividend in kind payable on a share of Stock, and dividing that product by the then Fair Market Value of a share of Stock.

     In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, each Non-Employee Director's Company Stock Subaccount shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment.

     3.3. Payment of Deferred Compensation Account. Except as otherwise provided in this subsection 3.3 or subsection 3.4, the balances credited to the Cash Subaccount and Company Stock Subaccount of a Non-Employee Director's Deferred Compensation Account shall each be payable to the Non-Employee Director in a lump sum or quarterly installments (over a period not exceeding ten years) as elected by the Non-Employee Director in his or her Deferral Election; provided, however, that if no distribution form was elected by the Non-Employee Director in his or her Deferral Election, payment shall be made in a lump sum. Installment distributions shall commence as of the first day of the first calendar quarter after the Distribution Date and shall continue as of the first day of each calendar quarter thereafter for the applicable period. Notwithstanding the foregoing, a Non-Employee Director, by filing a notice with the Committee at least one year prior to the Distribution Date, may elect to change the number of payments to a single payment or to any number of quarterly payments not in excess of forty. Each installment payment shall include a cash portion, if applicable, and a Stock portion, if applicable, as follows:

     (a) The cash portion to be paid as of any date determined under the foregoing provisions of this Section 3.3 and charged to the Cash Subaccount shall be equal to the balance of the Cash Subaccount multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment.

     (b) The Stock portion to be paid as of any date determined under the foregoing provisions of this Section 3.3 and charged to the Company Stock Subaccount shall be distributed in whole shares of Stock, the number of shares of which shall be determined by rounding to the next lower integer the product obtained by multiplying the number of Stock Units then credited to the Non-Employee Director's Company Stock Subaccount by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment. The Fair Market Value of any fractional share of Stock remaining after all installment Stock distributions have been made to the Non-Employee Director pursuant to this paragraph (b) shall be paid to the Non-Employee Director in cash.

Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all balances in any Deferred Compensation Account to a Non-Employee Director (or former Non-Employee Director) in a lump sum as of any date.

     3.4. Payments in the Event of Death. If a Non-Employee Director dies before payment of his or her Deferred Compensation Account commences, all amounts then credited to his or her Deferred Compensation Account shall be distributed to his or her Beneficiary (as described below), as soon as practicable after his or her death, in a lump sum. If a Non-Employee Director dies after payment of his or her Deferred Compensation Account has commenced but before the entire balance of such account has been distributed, the remaining balance thereof shall be distributed to his or her Beneficiary, as soon as practicable after his or her death, in a lump sum. Any amounts in the Cash Subaccount shall be distributed in cash and any amounts in the Stock Subaccount shall be distributed in whole shares of Stock determined in accordance with paragraph 3.3(b), and the Fair Market Value of any fractional share of Stock shall be distributed in cash. For purposes of the Plan, the Non-Employee Director's "Beneficiary" is the person or persons the Non-Employee Director designates, which designation shall be in writing, signed by the Non-Employee Director and filed with the Committee prior to the Non-Employee Director's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Non-Employee Director's Deferred Compensation Account shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional share of Stock). In the absence of a Beneficiary designation or if no Beneficiary survives the Non-Employee Director, the Beneficiary shall be the Non-Employee Director's estate.


                                   SECTION 4

                           Amendment and Termination


     While the Company expects and intends to continue the Plan, the Board reserves the right to, at any time and in any way, amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination shall:

     (a) be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Stock is listed or quoted;

     (b) except as provided in subsection 3.3 (relating to lump sum payments of amounts held in a Non-Employee Director's Deferred Compensation Account) or this Section 4, materially alter or impair the rights of a Non-Employee Director under the Plan without the consent of the Non-Employee Director with respect to rights already accrued hereunder; or

     (c) make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.